UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MYnd Analytics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	87-0419387
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26522 La Alameda, Suite 290 Mission Viejo, CA	92691
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	The Nasdaq Stock Market LLC

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-217092

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock and warrants to purchase shares of common stock of MYnd Analytics, Inc., a Delaware corporation (the "Registrant"). The descriptions of the common stock and warrants to purchase shares of common stock are set forth, respectively, under the captions "Description of Capital Stock―Common Stock" and "Description of Capital Stock―Warrants Issued In This Offering" in the prospectus that constitutes a part of the Registrant’s registration statement on Form S-1 (File No. 333-217092) initially filed with the U.S. Securities and Exchange Commission on March 31, 2017 (the "Registration Statement"), as amended by any amendments to the Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registration Statement. The Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description, are hereby incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the "Instructions as to Exhibits" with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MYND ANALYTICS, INC.

Date: July 13, 2017	By:	/s/ Donald D'Ambrosio
		Name:	Donald D'Ambrosio
		Title:	Chief Financial Officer